                   MORGAN STANLEY INSURED MUNICIPAL BOND TRUST
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        NOVEMBER 1, 2008 - APRIL 30, 2009

                                                                AMOUNT OF     % OF
                                      OFFERING       TOTAL        SHARES    OFFERING  % OF FUNDS
   SECURITY      PURCHASE/   SIZE OF  PRICE OF     AMOUNT OF    PURCHASED  PURCHASED     TOTAL                            PURCHASED
   PURCHASED    TRADE DATE  OFFERING   SHARES      OFFERING      BY FUND    BY FUND     ASSETS           BROKERS            FROM
--------------  ----------  --------  --------  --------------  ---------  ---------  ----------  --------------------  ------------
  Matanuska-     12/23/08      --     $ 98.293   $244,285,000    225,000     0.09%       0.44%    Merrill Lynch & Co.,    Rauscher
    Susitna                                                                                       RBC Capital Markets,     Pierce
Borough, State                                                                                    Morgan Stanley & Co.     Dallas
   of Alaska                                                                                      Incorporated
   5.00% due
  09/01/2019

 Commonwealth    02/13/09      --     $102.485   $385,485,000    360,000     0.09%       0.71%    J.J.B. Hilliard,        Citigroup
  of Kentucky                                                                                     W.L. Lyons, LLC, JP
                                                                                                  Morgan, First
                                                                                                  Kentucky Securities
                                                                                                  Corp., Citi, Morgan
                                                                                                  Stanley, NatCity
                                                                                                  Investments, Inc.,
                                                                                                  Wachovia Bank, N.A.,
                                                                                                  Ross, Sinclaire &
                                                                                                  Associates, LLC,
                                                                                                  Morgan Keegan & Co.,
                                                                                                  Inc., Edward D.
                                                                                                  Jones & Co., L.P.,
                                                                                                  Merrill Lynch & Co.